                                                                    Exhibit 3.37


                             AMENDED AND RESTATED

                                    BYLAWS

                                      OF

                       WILSONS LEATHER OF MICHIGAN INC.

                           (a Michigan corporation)

                                    _______

                                   ARTICLE I
                                   ---------

                                 SHAREHOLDERS
                                 ------------

          1.  CERTIFICATES REPRESENTING SHARES.  Certificates representing
              --------------------------------
shares shall set forth thereon the statements prescribed by the Michigan Business Corporation Act (the "Business Corporation Act") and by any other applicable provision of law and shall be signed by the Chairman or Vice-Chairman of the Board of Directors, if any, or by the President or a Vice-President and also may be signed by another officer of the Corporation. The certificate may be sealed with the seal of the Corporation or a facsimile of the seal. The signatures of the officers may be facsimiles. If an officer who has signed or whose facsimile signature has been placed upon a certificate ceases to be an officer before the certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer at the date of issue.

          No certificate shall be issued for any share until such share is fully paid.

          The Corporation may issue a new certificate for shares or fractional shares in place of any certificate theretofore issued by it, alleged to have been lost or destroyed, and the Board of Directors may require the owner of any lost or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of any alleged lost or destroyed certificate or the issuance of any such new certificate.

          2.  SHARE TRANSFERS.  Upon compliance with provisions restricting the
              ---------------
transferability of shares, if any, transfers of shares of the Corporation shall be made only on the share record of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation or with a transfer agent or a registrar, if any, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes due thereon, if any.
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          3.  RECORD DATE FOR SHAREHOLDERS.  For the purpose of determining
              ----------------------------
shareholders entitled to notice of or to vote at a meeting of shareholders or an adjournment thereof, or to express consent or dissent from a proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of a dividend or allotment of a right, or for the purpose of any other action, the directors may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than sixty days nor less than ten days before the date of such meeting. When a determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders has been made as provided in this paragraph, such determination shall apply to any adjournment thereof, unless the directors fix a new record date under this paragraph for the adjourned meeting.

          4.  SHAREHOLDER MEETINGS.
              --------------------

          a.  TIME.  The annual meeting shall be held at the time fixed, from
              ----
time to time, by the directors.

          b.  PLACE.  Annual meetings and special meetings shall be held at such
              -----
place, within or without the State of Michigan, as the directors may, from time to time, fix.

          c.  CALL.  Annual meetings may be called by the directors or by the
              ----
President or by any officer instructed by the directors to call the meeting. Special meetings may be called in like manner.

          d.  NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER OF NOTICE. Written notice
              -------------------------------------------------
of every meeting shall be given, stating the time, place, and purposes of the meeting. The notice of every meeting shall be given, personally or by mail, and, except as otherwise provided by the Business Corporation Act, not less than ten days nor more than sixty days before the date of the meeting, unless the lapse of the prescribed period of time shall have been waived before or after the taking of any action, to each shareholder at his record address or at such other address which he may have furnished by request in writing to the Secretary of the Corporation. When a meeting is adjourned to another time or place, it shall not be necessary to give notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken and at the adjourned meeting only business is transacted as might have been transacted at the original meeting. If after the adjournment the directors fix a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder on the new record date. Notice of a meeting need not be given to any shareholder who submits a signed waiver of notice before or after the meeting. A shareholder's attendance at a meeting will result in both of the following: (a) waiver of objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (b) waiver of objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice unless the shareholder objects to considering the matter when it is presented.

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

          e.  VOTING LIST.  The officer or agent having charge of the stock
              -----------
transfer books for shares of the Corporation shall make and certify a complete list of the shareholders entitled to vote at a shareholders' meeting or any adjournment thereof. Such list shall be arranged alphabetically within each class and series, if any, with the address of, and the number of shares held by, each shareholder, be produced at the time and place of the meeting, be subject to the inspection by any shareholder during the whole time of the meeting, and be prima facie evidence as to who are the shareholders entitled to examine such list or to vote at such meeting.

          f.  CONDUCT OF MEETING.  Meetings of the shareholders shall be
              ------------------
presided over by one of the following officers in the order of seniority and if present and acting - the Chairman of the Board of Directors, if any, the Vice-Chairman of the Board of Directors, if any, the President, a Vice-President, or, if none of the foregoing is in office and present, by a chairman to be chosen by the shareholders. The Secretary of the Corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present and acting, the Chairman of the meeting shall appoint a secretary of the meeting.

          g.  PROXY REPRESENTATION.  A shareholder may authorize another person
              --------------------
or persons to attend and be present for him and to act for him by proxy in all matters in which a shareholder is entitled to participate, whether by waiving notice of or the lapse of the prescribed period of time of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting. A proxy must be signed by the shareholder or his authorized agent or representative. No proxy shall be valid after the expiration of three years from its date unless otherwise provided in the proxy.

          h.  QUORUM. The shares entitled to cast a majority of the votes at a
              ------
meeting shall constitute a quorum at the meeting of shareholders for the transaction of business. The shareholders present in person or by proxy at the meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Whether or not a quorum is present, a meeting may be adjourned by a vote of the shares present.

          i.  VOTING.  Each outstanding share is entitled to one vote on each
              ------
matter submitted to a vote. A vote may be cast either orally or in writing. In the election of directors, a plurality of the votes cast at a meeting at which a quorum is present shall elect. Any other action shall be authorized by a majority of the votes cast at a meeting at which a quorum is present except where the Business Corporation Act or these Bylaws or the articles of incorporation prescribe a different proportion of votes.

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

          5.  WRITTEN ACTION.  Any action required or permitted by the Business
              --------------
Corporation Act to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote, if all the shareholders consent thereto in writing.

          If the articles of incorporation shall so provide, any action required or permitted by the Business Corporation Act to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who would have been entitled to notice of the shareholder meeting if the action had been taken at a meeting and who have not consented in writing as aforesaid.

          The written consents shall bear the date of signature of each shareholder who signs the consent. No written consents shall be effective to take the corporate action referred to unless, within sixty days after the record date for determining shareholders entitled to express consent to or to dissent from a proposal without a meeting, written consents dated not more than ten days before the record date and signed by a sufficient number of shareholders to take the action are delivered to the Corporation. Delivery shall be to the Corporation's registered office, its principal place of business, or an officer or agent of the Corporation having custody of the minutes of the proceedings of its shareholders. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

          The written consents of the shareholders shall be filed with the minutes of proceedings of shareholders.

          6.  CONFERENCE TELEPHONE.  A shareholder may participate in a meeting
              --------------------
by a conference telephone or by other similar communications equipment through which all persons participating in the meeting may communicate with the other participants. All participants shall be advised of the communications equipment and the names of the participants in the conference shall be divulged to all participants. Participation in a meeting by such method constitutes presence in person at the meeting.

                                  ARTICLE II
                                  ----------

                              BOARD OF DIRECTORS
                              ------------------

          1.  FUNCTIONS, DEFINITIONS AND COMPENSATION.  The business and affairs
              ---------------------------------------
of the Corporation shall be managed by or under the direction of a Board of Directors. The Board of Directors, by the affirmative vote of a majority of directors in office and irrespective of any personal interest of any of them, may establish reasonable compensation of

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

directors for services to the Corporation as directors or officers except as may otherwise be provided for by the Business Corporation Act.

          2.  QUALIFICATIONS AND NUMBER.  A director need not be a shareholder
              -------------------------
or a resident of the State of Michigan. The number of directors shall not be less than one nor more than nine. The number of directors may be fixed or changed from time to time, within such minimum and maximum, by the shareholders or by the Board of Directors. If at any time the number of directors is not fixed by the shareholders or directors, the number of directors shall be two until changed by the directors or shareholders. Except as provided in the preceding sentence, the number of directors shall be deemed to be fixed in these Bylaws as the number fixed from time to time by the shareholders or the directors.

          3.  ELECTION AND TERM.  The first Board of Directors shall hold office
              -----------------
until the first annual meeting of shareholders and until their successors have been elected and qualified or until their resignation or removal. Thereafter, directors who are elected at an annual meeting of shareholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next succeeding annual meeting of shareholders and until their successors have been elected and qualified or until their resignation or removal. In the interim between annual meetings of shareholders or of special meetings of shareholders called for the election of directors, newly created directorships and any existing vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors for cause or without cause, may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum exists or by the sole remaining director. A director may resign by written notice to the Corporation. The resignation shall be effective upon receipt thereof by the Corporation or at a later time as set forth in the notice of resignation.

          4.  REMOVAL OF DIRECTORS.  The shareholders may remove one or more or
              --------------------
all the directors of the Corporation with or without cause by the vote of the holders of a majority of the shares entitled to vote at an election of directors.

          5.  MEETINGS.
              --------

          a.  CALL.  No call shall be required for regular meetings for which
              ----
the date, time and place have been fixed by the Board of Directors. Special meetings may be called by or at the direction of the Chairman of the Board of Directors, if any, the Vice-Chairman of the Board of Directors, if any, of the President, or a majority of the directors in office or any other person permitted by the Business Corporation Act. The person calling a special meeting may designate the date, time and place of the special meeting except to the extent otherwise required by the Business Corporation Act.

          b.  NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER.  No notice shall be
              ---------------------------------------
required for regular meetings for which the time and place have been fixed. Written, oral, or any other mode of notice of the time and place shall be given for special meetings in sufficient

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

time for the convenient assembly of the directors thereat. The notice of any meeting need not specify the business to be transacted at, or the purpose of, the meeting. Any requirement of furnishing a notice shall be waived by any director who signs a waiver of notice before or after the meeting. A director's attendance at or participation in a meeting waives any required notice to him or her of the meeting, unless he or she at the beginning of the meeting, or upon his or her arrival, objects to the meeting or the transacting of business at the meeting and does not thereafter vote for or assent to any action taken at the meeting.

          c.  QUORUM AND ACTION.  A majority of the members of the Board of
              -----------------
Directors in office, or the members of a committee of the Board of Directors, if any, shall constitute a quorum for transaction of business. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place. Except as may otherwise be provided in the articles of incorporation, these Bylaws, or the Business Corporation Act, the vote of the majority of the directors present at a meeting at which a quorum is present shall constitute the action of the Board of Directors or of a committee of directors, if any.

          A member of the Board of Directors or of a committee designated by the Board of Directors may participate in a meeting by means of conference telephone or similar communications equipment through which all persons participating in the meeting can hear each other; and participation in a meeting pursuant to the foregoing provisions constitutes presence in person at such meeting.

          d.  CHAIRMAN OF THE MEETING.  The Chairman of the Board of Directors,
              -----------------------
if any and if present, shall preside at all meetings. Otherwise, the President, if present, or any other director chosen by the Board of Directors, shall preside.

          6.  COMMITTEES.  The Board of Directors may appoint from among its
              ----------
members one or more directors to constitute one or more committees, each of which, to the extent provided in the resolution appointing it, shall have and may exercise all of the powers and authority of the Board of Directors with the exception of any authority the delegation of which is expressly prohibited by the Business Corporation Act.

          7.  ACTION WITHOUT MEETING.  Any action required or permitted to be
              ----------------------
taken under authorization voted at a meeting of the Board of Directors or a committee of the Board of Directors may be taken without a meeting, if, before or after the action, all members of the Board of Directors or of the committee consent to the action in writing. The written consents shall be filed with the minutes of the proceedings of the Board of Directors or committee for all purposes.

                                  ARTICLE III
                                  -----------

                                   OFFICERS
                                   --------

          The directors shall elect or appoint a President, a Secretary, and a Treasurer, may elect or appoint a Chairman of the Board of Directors, a Vice Chairman of the Board of Directors, one or more Vice-Presidents, Assistant Vice-Presidents, and may elect or appoint, or delegate to the Executive Committee, if any, or to one or more officers, the power to elect or appoint one or more Assistant Secretaries and Assistant Treasurers, and such other officers and agents as they shall determine. Two or more offices may be held by the same person but an officer shall not execute, acknowledge, or verify an instrument in more than one capacity if such instrument is required by law or the articles of incorporation or these Bylaws to be executed, acknowledged, or verified by two or more officers.

          Unless otherwise provided in the resolution of election or appointment, each officer shall hold office until the meeting of the Board of Directors following the next annual meeting of shareholders and until his successor has been elected and qualified.

          Officers shall have the powers and duties defined in the resolutions or instruments appointing them.

          An officer may be removed by the Board of Directors with or without cause. An officer may resign by written notice to the Corporation. The resignation shall be effective upon receipt thereof by the Corporation or at such subsequent time as shall be specified in the notice of resignation.

                                  ARTICLE IV
                                  ----------

                                INDEMNIFICATION
                                ---------------

          The Corporation shall indemnify its officers and directors for such expenses and liabilities, in such manner, under such circumstances, and to such extent, as required or permitted by law.

                                   ARTICLE V
                                   ---------

                            REPORTS TO SHAREHOLDERS
                            -----------------------

                    The Corporation shall furnish any requisite reports to shareholders.

                                  ARTICLE VI
                                  ----------

                                CORPORATE SEAL
                                --------------

          The corporate seal, if any, shall have inscribed thereon the name of the Corporation and shall be in such form and contain such other words and/or figures as the Board of Directors shall determine or the law require. Unless otherwise required by the Business Corporation Act, the Corporation shall not be required to have a seal.

                                  ARTICLE VII
                                  -----------

                                  FISCAL YEAR
                                  -----------

          The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors.

                                 ARTICLE VIII
                                 ------------

                              CONTROL OVER BYLAWS
                              -------------------

          The power to amend or repeal the Bylaws of the Corporation or to adopt new Bylaws may be exercised by the directors or the shareholders.